UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement; Item 1.03. Bankruptcy or Receivership.

On March 30, 2008, Ampex Corporation and its U.S. subsidiaries (collectively, “Ampex” or the “Company”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Court”) (In re Ampex Corporation, Case No. 08-11094) (the “Case”). The Company has requested that the Case be jointly administered. The Company will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the provisions of the Bankruptcy Code. The Company has sought Court approval of motions that will permit the Company to continue to pay its employees’ salaries and benefits and certain vendor obligations and honor its customer warranties and other programs in the ordinary course of business.

Prior to filing its petitions, the Company negotiated with and obtained the support of the majority of its secured creditors and its largest unsecured creditor for the terms of a pre-negotiated plan of reorganization (the “Plan”), as evidenced by a Plan Support Agreement dated as of March 30, 2008 (the “PSA”), by and among the Company, Hillside Capital Incorporated (“Hillside”), Credit Suisse Asset Management LLC and GMAM Investment Funds Trust II (on behalf of which DDJ Capital Management LLC acts as investment manager), which was filed contemporaneously with the Company’s voluntary petitions for relief under the Bankruptcy Code. The parties to the PSA have agreed to support the Plan and not to support, directly or indirectly, any other plan, in exchange for the Company’s agreement to implement all steps necessary to solicit the requisite acceptances of the Plan and obtain from the Court an order confirming the Plan in accordance with the terms of the PSA. The PSA may be terminated in the event that the Plan and related disclosure statement (the “Disclosure Statement”) are not approved by certain deadlines, the Plan is not consummated within a certain period of time after its confirmation, a party materially breaches the PSA, a trustee or examiner is appointed in the Case or the Case is converted to cases under chapter 7 of the Bankruptcy Code. The Plan and the Disclosure Statement are subject to approval by the Court. The Company has filed a motion to schedule a hearing to obtain Court approval of the Disclosure Statement in May 2008.

Under the terms of the Plan, holders of approximately $6.9 million of the Company’s 12% Senior Notes (as of March 30, 2008) will receive approximately $3.45 million in cash and approximately $3.45 million of new secured notes of Reorganized Ampex (as defined below), payable over a one-year period after the Company’s emergence from chapter 11, in exchange for the cancellation of their outstanding notes, which were originally scheduled to mature on August 15, 2008.

The Plan also provides that Hillside, which holds approximately $11.0 million of the Company’s secured notes and approximately $41.7 million of the Company’s unsecured indebtedness (including interest), will provide additional financing to the Company, comprised of a $1 million short term secured loan and a $4 million senior secured five-year term loan. These loans will bear interest at 10%, and will be used for working capital purposes and to fund the cash payment in respect of the 12% Senior Notes, as indicated above. In exchange for cancellation of Hillside’s secured notes, Reorganized Ampex (as defined below) will incur $10.5 million of debt, which debt will bear interest at 10%, under a new credit facility. In exchange for cancellation of its unsecured debt, Hillside will receive equity in newly reorganized Ampex Corporation (“Reorganized Ampex”) after its emergence from chapter 11. The Company’s existing debt to Hillside was incurred in connection with advances made by Hillside to the Company in order to fund the Company’s ongoing pension obligations. Upon emergence from chapter 11, pursuant to an Amended and Restated Ampex-Hillside/Sherborne Agreement, Hillside will continue to fund future pension obligations in the event that Ampex does not have sufficient liquidity to make such payments, despite its having used commercially reasonable efforts to obtain such liquidity. Such advances will be in the form of new loans that will be extended to Reorganized Ampex by Hillside. After the total amount of the Company’s post-emergence debt owed to Hillside equals $25 million, Hillside will receive shares of a new series of 16% preferred stock in Reorganized Ampex for any subsequent advances that it makes to Reorganized Ampex.

Under the Plan, unsecured trade creditors will be paid 100% of their claims in cash in the ordinary course. Other unsecured creditors, which include, but are not limited to, Hillside with respect to its unsecured claims, participants in the Company’s Supplemental Retirement Programs and holders of claims arising from the Company’s environmental remediation obligations, will receive new common stock in Reorganized Ampex (“New Common Stock”). Shares of New Common Stock are not expected to be registered or traded on any public exchange.

Upon consummation of the Plan, the Company expects that shares of its outstanding Class A Common Stock, which are currently listed on Nasdaq, will be canceled. Although holders of Class A Common Stock will not receive any distributions under the Plan on account of their interests, holders of such stock who do not object to the Plan will receive certain consideration if intellectual property that is currently not royalty bearing yields net revenues in excess of certain thresholds in the future. Under the terms of the Plan, on the date that the Plan becomes effective, the current members of the Board of Directors of the Company will be replaced by those individuals set forth on Exhibit I to the Plan.

Because of uncertainties inherent in the reorganization process, including those relating to the identification and impact of all potentially relevant facts and circumstances, it is not possible at this time to predict the outcome of the Case, the terms and provisions of the final plan of reorganization to be approved by the Court, or the effect of the chapter 11 reorganization process on the claims and interests of the Company’s creditors, equity holders and other stakeholders with any degree of certainty.

The foregoing descriptions of the Plan, the PSA and the Disclosure Statement are qualified in their entirety by reference to those documents, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. On March 31, 2008, Ampex issued a press release announcing the commencement of the Case, a copy of which is attached as Exhibit 99.1 hereto. Additional information about the Case is available on the Internet at www.ampex.com. The information set forth on the Company’s website shall not be deemed to be a part of or incorporated by reference into this Form 8-K.

Item 2.02.	Results of Operations and Financial Condition.

On March 31, 2008, the Company also announced that it intends to file a Form 12b-25 with the Securities and Exchange Commission in order to obtain a 15-day extension to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. A copy of the Company’s press release is attached as Exhibit 99.1 hereto.

Forward-Looking Statements

This Form 8-K contains predictions, projections and other statements about the future that are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, but are not limited to, those described in the Company’s 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is expected to be filed with the Commission shortly, and its Quarterly Reports on Form 10-Q, as well as the following: the effects of the Company’s chapter 11 filing on the Company and the interests of its various creditors, equity holders and other constituents; Court rulings in the Case and the outcome of the proceeding in general; the length of time the Company will operate under the chapter 11 proceeding; the risks that unasserted claims against the Company may exceed amounts currently estimated by the Company, and the impact that these claims may have upon the Company’s ability to implement the Plan and upon the Case generally; increased legal costs related to the Case and other litigation; the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees; the Company’s ability to manage costs, maintain adequate liquidity, maintain compliance with debt covenants and continue as a going concern. In assessing forward-looking statements, readers are urged to consider carefully these cautionary statements. Forward-looking statements speak only as of the date of this report, and the Company disclaims any obligation or undertaking to update such statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Plan of Reorganization dated as of March 30, 2008.

10.2	Plan Support Agreement dated as of March 30, 2008, among the Company, Hillside Capital Incorporated, Credit Suisse Asset Management LLC and GMAM Investment Funds Trust II, on behalf of which DDJ Capital Management LLC acts as investment manager.

10.3	Disclosure Statement filed as of March 30, 2008.

99.1	Press Release of Ampex Corporation dated March 30, 2008.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Joel D. Talcott
Name:	Joel D. Talcott
Title:	Secretary

Date: March 30, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Plan of Reorganization dated March 30, 2008.

10.2*	Plan Support Agreement dated as of March 30, 2008, among the Company, Hillside Capital Incorporated, Credit Suisse Asset Management LLC and GMAM Investment Funds Trust II, on behalf of which DDJ Capital Management LLC acts as investment manager.

10.3*	Disclosure Statement, dated as of March 30, 2008.

99.1*	Press Release of Ampex Corporation dated March 30, 2008.

*	Filed herewith.